FOR IMMEDIATE RELEASE

Contact:	Carol L. Houle
Executive Vice President and
Chief Financial Officer
Telephone:	(877) 487-2977

PROVIDENT BANCORP, INC.

PROVIDES EARNINGS GUIDANCE FOR THE THIRD QUARTER OF 2022

Amesbury, Massachusetts,  October 18, 2022  — Provident Bancorp, Inc. (the “Company”) (Nasdaq:PVBC), the holding company for BankProv (the “Bank”),  provided guidance with respect to earnings for the quarter ended September 30, 2022.

Effective September 30, 2022, the Bank entered into an asset purchase agreement whereby the Bank repossessed collateral, consisting of cryptocurrency mining rigs, in exchange for the forgiveness of a $28 million loan to a borrower.  As of today, the Bank has not entered into an agreement for the resale of the collateral.  The Company is in the process of completing its evaluation of the write-down of the collateral and the impact on its consolidated financial statements as a whole.

The Company cannot predict with certainty at this time the amount of the write-down in the fair market value of the repossessed collateral and the impact on the consolidated financial statements as a whole.  Although the Company expects to recognize only a partial loss with respect to the fair market value of the repossessed collateral,  the Company expects that the combination of such a  write-down and its impact to the consolidated financial statements as a whole will likely result in the Company recognizing a loss for the quarter ended September 30, 2022.  The Company will include final information in its earnings release as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, to be filed with the Securities and Exchange Commission.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms, and include expectations with respect to the amount of expense to be recognized during the quarter ended September 30, 2022 and/or the impact to the financial statements as a whole.  These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the effects of any pandemic disease, natural disaster, national or international war, act of terrorism, accident, or similar action or event; those related to the real estate and economic environment, including inflation, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission,  which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About Provident Bancorp, Inc.

Provident Bancorp, Inc. is a Maryland corporation and the holding company for BankProv.  BankProv is a future-ready commercial bank for corporate clients, specializing in offering adaptive and technology-first banking solutions to niche markets. We are committed to offering state-of-the-art APIs (application programming interfaces) for all business clients and BaaS (Bank as a Service) partners. Through our offerings, BankProv insures 100% of deposits through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF). For more information, visit bankprov.com.